SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

INNOVEX, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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____________________________________________________________________________________
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
JANUARY 15, 2008
___________________

TO THE SHAREHOLDERS
OF INNOVEX, INC:

     Notice is hereby given that the Annual Meeting of Shareholders of Innovex, Inc. will be held at Innovex’s headquarters located at 3033 Campus Drive, Suite E180, Plymouth, Minnesota 55441 on Tuesday, January 15, 2008 at 3:30 p.m., Central Time, for the following purposes:

1.	To elect five directors to hold office until the next Annual Meeting of Shareholders or until their respective successors are elected.

2.	To approve the selection of Innovex’ independent auditors for the current fiscal year.

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     For your convenience, we are also offering a Webcast of the meeting. If you choose to view the Webcast, go to www.innovexinc.com/investor.shtml shortly before the meeting time and follow the instructions provided. If you miss the meeting, you can view a replay of the Webcast on that site until April 30, 2008.

     The Board of Directors has fixed the close of business on November 30, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

William P. Murnane, Chairman of the Board

Plymouth, Minnesota
December 14, 2007

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF INNOVEX.

i

INNOVEX, INC.

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PROXY STATEMENT
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Solicitation of Proxies

     This proxy statement is furnished to the shareholders of Innovex, Inc. (“we” or “Innovex”) in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Shareholders to be held on January 15, 2008. Our corporate offices are located at 3033 Campus Drive, Suite E180, Plymouth, Minnesota 55441, and our telephone number is (763) 383-4000. The mailing of this proxy statement to our shareholders commenced on or about December 14, 2007.

     For your convenience, we are also offering a Webcast of the meeting. If you choose to view the Webcast, go to www.innovexinc.com/investor.shtml shortly before the meeting time and follow the instructions provided. If you miss the meeting, you can view a replay of the Webcast on that site until April 30, 2008.

Cost and Method of Solicitation

     The cost of this solicitation will be borne by us. In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone, facsimile or in person. We may also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees and we will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Voting

     We have outstanding only one class of stock, $.04 par value common stock, of which 19,407,966 shares were issued and outstanding and entitled to vote at the close of business of November 30, 2007. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on November 30, 2007 will be entitled to vote at the meeting.

Quorum and Voting Requirements

     Under Minnesota law, a quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present.

     Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting of Shareholders. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If you abstain from voting on any of the proposals, it has the same effect as a vote against that proposal.

     A director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote for the election of directors. You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director.

     Each other item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum. You may vote “FOR,” “AGAINST” or “ABSTAIN” on any other proposal.

     Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone) in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name. You will not be able to vote your shares via the Webcast. If you plan to view the Webcast, please submit your vote using the enclosed proxy.

Revoking A Proxy

     Any proxy may be revoked at any time before it is voted by written notice to the Secretary of Innovex, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted.

Annual Meeting and Special Meetings; Bylaw Amendments

     This 2008 Annual Meeting of Shareholders is a regular meeting of our shareholders and has been called by our board of directors in accordance with our bylaws. Under our bylaws, special meetings of our shareholders may be held at any time for any purpose and may be called by the chairman of our board, our chief executive officer, our chief financial officer, two or more directors or by a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote on the matters to be presented to the meeting, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or affect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. The business transacted at a special meeting is limited to the purposes as stated in the notice of the meeting. For business to be properly brought before a regular meeting of shareholders, a written notice containing the required information must be timely submitted. For more information, please review our bylaws and the section of this proxy statement entitled “Shareholder Proposals for 2009 Annual Meeting.”

     Our bylaws may be amended or altered by a vote of the majority of the whole board at any meeting. The authority of the board is subject to the power of our shareholders, exercisable in the manner provided by Minnesota law, to adopt, amend, or repeal bylaws adopted, amended, or repealed by the board. Additionally, the board may not make or alter any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board of directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the board may adopt or amend any bylaw to increase their number.

OWNERSHIP OF VOTING SECURITIES BY
PRINCIPAL HOLDERS AND MANAGEMENT

     The following table includes information as of November 30, 2007 concerning the beneficial ownership of our common stock by (i) all persons who are known to us to beneficially hold more than five percent of our common stock; (ii) each of our directors and director nominees; (iii) each executive officer named in the Summary Compensation Table set forth below (the “Named Executive Officers”); and (iv) all of our current directors and executive officers as a group. Unless otherwise indicated, all shares represent sole voting and investment power. Unless otherwise indicated, the business address of each person is 3033 Campus Drive, Suite E180, Plymouth, Minnesota 55441.

	Number of Shares	Percent of
Name and Address of Beneficial Owner	Beneficially Owned (1)	Outstanding
Potomac Capital Management, LLC (2)
1414 Avenue of the Americas
New York, NY 100199	1,810,041	9.3%
Dimensional Fund Advisors LP (3)
1299 Ocean Avenue, 11th Floor,
Santa Monica, CA 90401	1,262,097	6.5%
William P. Murnane (4)(5)	358,052	1.8%
D. Allen Andersen (4)	35,000	*
Philip D. Ankeny (4)	55,000	*
Robert C. Buhrmaster (4)	55,000	*
Kenneth J. Roering (6)	35,000	*
Terry M. Dauenhauer (4)(5)	228,433	1.2%
Douglas W. Keller (5)	90,063	*
Keith Foerster (5)	116,000	*
E. Thomas Atchison (5)	77,851	*
Dennis R. Huber (5)(7)	—	—
All current executive officers and
directors as a group (11 persons)	1,221,493	6.0%
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*Less than 1%
(1)	Includes the following number of shares which may be purchased pursuant to the exercise of stock options within sixty days of November 30, 2007: Mr. Murnane, 321,671 shares; Mr. Andersen, 35,000 shares; Mr. Ankeny, 55,000 shares; Mr. Buhrmaster, 55,000 shares; Mr. Roering, 35,000 shares; Mr. Dauenhauer, 92,000 shares; Mr. Keller, 61,300 shares; Mr. Foerster, 105,000 shares; Mr. Atchison, 51,000 shares; and all current directors and officers as a group, 952,971 shares.
(2)	Based upon a Schedule 13G filed by Potomac Capital Management, LLC (“Potomac”), Potomac Capital Management Inc. and Paul J. Solit on February 16, 2007 with respect to holdings as of February 15, 2007. The shareholders report shared voting and dispositive control over all shares held. Paul J. Solit is the managing member of Potomac and the president and sole shareholder of Potomac Capital Management Inc. Potomac is the general partner of Potomac Capital Partners LP, a private investment partnership. Potomac Capital Management Inc. is the investment manager of Potomac Capital International Ltd., an international business company and the investment manager of a managed account of Pleiades Investment Partners-R, LP, a private investment partnership.

(3)	Based on an Amendment No. 1 to Schedule 13G filed under on February 9, 2007 by Dimensional Fund Advisors LP (“Dimensional”), an investment advisor. Dimensional furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of Innovex described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(4)	Serves as a director of Innovex and has been nominated for election or re-election at this 2008 Annual Meeting of Shareholders.
(5)	Named Executive Officer.
(6)	Serves as a director of Innovex.
(7)	Mr. Huber ceased serving as our Vice President, Quality Systems and Six Sigma effective June 30, 2007. Beneficial ownership is based on reports filed by Mr. Huber under Section 16 of the Securities Exchange Act of 1934.

PROPOSAL 1:
ELECTION OF DIRECTORS

     Under our Amended and Restated Bylaws, the Board of Directors must consist of not less than 3 nor more than 9 directors, as may be designated by resolution of the Board of Directors from time to time. The Board of Directors has set the number of directors at five. The Governance Committee has nominated, and the Board of Directors has ratified the nomination of, the five persons named below. All of the nominees are currently directors of Innovex. Mr. Roering, a director of Innovex, has determined not to stand for re-election at this Annual Meeting.

     It is anticipated that the proxies will be voted for the nominees named below, and the Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

Information Regarding Nominees

	Principal Occupation and	Director
Name and Age	Other Directorships	Since
D. Allen Andersen Age 56

Since August 2006, Mr. Andersen has been a private investor. From 2005 through August of 2006, Mr. Andersen was a Senior Advisor to the Sun Hung Kai Properties Direct Investments Ltd., the private equity arm of the Sun Hung Kai Properties Group. Mr. Andersen was a Managing Director of PAMA Group (Hong Kong) Ltd., an Asia-based private equity investment firm, from 1998 to 2005. Previously Mr. Andersen was a member of Innovex’s Board from December 2002 to January 2004 and held various management positions with Asia Access Investment Company, Richina Group, Continental Grain Company and General Mills. Mr. Andersen earned an M.B.A. from the Harvard Graduate School of Business Administration and holds a B.S. in Accounting and Chinese from Brigham Young University.

2006
Philip D. Ankeny Age 44

Philip D. Ankeny joined SurModics as its Vice President and Chief Financial Officer in April 2003 with the additional responsibilities of Vice President, Business Development added in April 2004. He was promoted to Senior Vice President and Chief Financial officer of SurModics in May 2006. Prior to joining SurModics, he served as Chief Financial Officer for Cognicity, Inc. from 1999 to 2002. Prior to that, Mr. Ankeny served as a Partner at Sherpa Partners, LLC, a venture capital and venture development firm, from 1998 to 1999. He also spent five years in investment banking at Robertson Stephens and Morgan Stanley. In addition, his operating experience includes over five years with IBM and Shiva in sales, marketing and business development roles. Mr. Ankeny received an A.B. degree in Economics and Engineering from Dartmouth College in 1985 and an M.B.A. from Harvard Business School in 1989.

2004

	Principal Occupation and	Director
Name and Age	Other Directorships	Since
Robert C. Buhrmaster Age 60

Since July 2004, Mr. Buhrmaster has been a private investor. Mr. Buhrmaster served as the Chairman of Jostens, Inc. from February 1998 until he retired in July 2004. He also served as the Chief Executive Officer of Jostens from May 1994 through July 2004 and President from May 1994 to January 2003. Prior to joining Jostens, Mr. Buhrmaster spent 18 years at Corning, Inc., serving in various roles, including senior vice president and general manager of several businesses, corporate controller and director of strategic planning. Mr. Buhrmaster holds a B.S. in Mechanical Engineering from Rensselaer Polytechnic Institute and an M.B.A. from Amos Tuck School of Business, Dartmouth College. Mr. Buhrmaster is also a director of The Toro Company.

2004
Terry M. Dauenhauer Age 54

Mr. Dauenhauer was appointed to the Board of Directors on October 23, 2007. He joined Innovex in January 2004 as Senior Vice President and Chief Operating Officer. From 1993 to 1997, he spent five years with Seagate Technology as Vice President of Thailand Operations and World Wide Product Performance. Prior to that, he was President and Director, AlphaSource Electronics, Alphatel, Alphatec Electronics and NS Electronics from 1993 to 1997. Mr. Dauenhauer held various positions with National Semiconductor from 1987 to 1993, Fairchild Semiconductor from 1983 to 1987 and Texas Instruments from 1976 to 1983. Mr. Dauenhauer holds a B.S. in Electrical Engineering from the University of Illinois.

2007
William P. Murnane Age 45

Mr. Murnane was promoted to President and Chief Operating Officer in July 1998 and to Chief Executive Officer in January 2000. Mr. Murnane joined Innovex in July 1995 as Vice President for Corporate Development and was Vice President and General Manager of our flexible circuit division from 1996 to 1998. From June 1993 to June 1995, Mr. Murnane was Chief Operating Officer of Boutwell, Owens & Co., a private manufacturer of packaging, in Fitchburg, Massachusetts. From June 1992 to June 1993, Mr. Murnane was Director of Operations for Uniform Printing & Supply, Inc. in Acton, Massachusetts. Prior to that, he held various operating and corporate planning positions during a ten-year career at United Parcel Service. Mr. Murnane earned an M.B.A. from the Harvard Business School and holds a B.S. in Engineering from New Jersey Institute of Technology and an MS in Operations Research from the University of Maryland.

1999

Voting Required

     Under Minnesota law and our Amended and Restated Bylaws, directors are elected by a plurality of the votes cast at the meeting by holders of common stock voting for the election of directors. This means that since shareholders will be electing five directors, the five nominees receiving the highest number of votes will be elected.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES
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CORPORATE GOVERNANCE

Board Independence

     The Board undertook a review of director independence in October 2007. As part of that process, the Board reviewed all transactions and relationships between each director (or any member of his or her immediate family) and Innovex, our executive officers and our auditors, and other matters bearing on the independence of directors. As a result of this review, the Board affirmatively determined that Messrs. Andersen, Ankeny, Buhrmaster and Roering are independent as defined by the Nasdaq Marketplace Rules and the rules of the Securities and Exchange Commission. Messrs. Murnane and Dauenhauer are not independent under the Nasdaq Marketplace Rules because they are our employees and serve as our executive officers.

Committees of the Board of Directors and Committee Independence

     Our Board of Directors has established an Audit Committee, a Compensation Committee and a Governance Committee. The composition and function of these committees are set forth below.

     Audit Committee. The Audit Committee assists the Board by reviewing the integrity of our financial accounting and reporting, the system of internal controls established by management, and the adequacy of auditing relative to these activities. The Audit Committee has the ultimate authority for engaging our independent auditors, pre-approving all fees and audit and non-audit services to be provided by the auditors, overseeing the auditors, reviewing and evaluating significant matters relating to our audit and internal controls; and reviewing the scope and results of audits by, and recommendations of, our independent auditors. In addition, the Audit Committee reviews our audited financial statements and considers major changes and questions of choice regarding appropriate auditing and accounting principles and practices to be followed in the preparation of the our financial statements.

     The Audit Committee operates under a written charter last amended by the Board of Directors on October 15, 2004. A copy of the current Charter of the Audit Committee is available on the “Investor Relations” section of our website, www.innovexinc.com. The Audit Committee consists of Messrs. Ankeny (Chair), Roering and Andersen. During fiscal year 2007, the Audit Committee met five times.

     The Board of Directors has determined that each member of the Audit Committee is an “independent” director as that term is defined by Nasdaq Marketplace Rules and Rule 10A-3 of the Securities Exchange Act of 1934 (the “1934 Act”). The Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee. After review, the Board of Directors has determined that Mr. Ankeny meets the Securities and Exchange Commission definition of an “audit committee financial expert.” A report of the Audit Committee is set forth below.

     Compensation Committee. The Compensation Committee operates under a written charter, available on the “Investor Relations” section of our website, www.innovexinc.com. The Compensation Committee reviews and approves the compensation and terms of employment of our Chief Executive Officer and our senior management. Among its other duties, the Compensation Committee oversees all significant aspects our compensation plans and benefit programs. The Compensation Committee annually reviews and approves corporate goals and objectives for the Chief Executive Officer and other executive officers and evaluates their performance in light of these goals and objectives. The members of the Compensation Committee are Messrs. Roering (Chair), Andersen and Buhrmaster. A report of the Compensation Committee is set forth below.

     The Charter of the Compensation Committee requires that the committee consist of no fewer than two members, each of whom must be “independent” according to the Nasdaq Marketplace Rules and the rules of the Securities and Exchange Commission, and each of whom must be an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Each member of the Compensation Committee meets these requirements. During fiscal year 2007, the Compensation Committee met three times.

     Governance Committee. The Governance Committee operates under a written charter and is responsible for (i) identifying, evaluating and approving individuals qualified to serve as members of the Board, (ii) administering our governance guidelines, (iii) reviewing our overall corporate governance and making improvements, when necessary; and (iv) overseeing the evaluation of the Board and management. The current members of the Governance Committee are Messrs. Buhrmaster (Chair), Andersen, Ankeny and Roering. During fiscal year 2007, the Governance Committee met four times.

     The Charter of the Governance Committee requires that the Committee consist of no fewer than two members who satisfy the “independence” requirements of the Nasdaq Marketplace Rules. Each member of the Governance Committee meets these requirements. A copy of the current Governance Committee Charter is available on the “Investor Relations” section of our website, www.innovexinc.com.

Director Nominations

     The Governance Committee will consider candidates for Board membership suggested by its members, other Board members, as well as management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth below in the section entitled “Shareholder Proposals for Nominees”.

     Criteria for Nomination to the Board. The Governance Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as directors. The Committee has not adopted minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, as the Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account our needs and those of the Board of Directors. The Governance Committee evaluates each prospective nominee against the standards and qualifications set out in our Governance Guidelines, including:

  Background, including high personal and professional ethics, integrity and values, and the ability to exercise good business judgment and enhance the Board’s ability to contribute to our Company’s overall corporate goals of technology leadership, low cost manufacturing, effective execution, high customer satisfaction, superior employee working environment and creation and preservation of shareholder value.

  Commitment, including the willingness to devote adequate time to the work of the Board and its committees, and the ability to represent the interests of all shareholders and not a particular interest group.

  Board skills needed, in the context of the existing makeup of the Board, and the candidate’s qualification as independent and qualification to serve on Board committees.

  Diversity, in terms of knowledge, experience, skills, expertise, and other demographics that contribute to the Board’s diversity.

  Business experience and educational background.

     The Governance Committee also considers such other relevant factors as it deems appropriate. The Governance Committee will consider persons recommended by the shareholders in the same manner as other nominees.

     Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Governance Committee deems appropriate, a third-party search firm. The Governance Committee evaluates these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. One or more Committee members will interview the prospective nominees in person or by telephone. After completing the evaluation, the Committee makes a recommendation to the full Board of the nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

     Board Nominees for the 2008 Annual Meeting. The nominees for this 2008 Annual Meeting were selected by the Governance Committee. All nominees were elected by shareholders at our 2007 Annual Meeting, except Mr. Dauenhauer. Mr. Dauenhauer, who also serves as Innovex’s Chief Operating Officer, was recommended to the Governance Committee as a nominee by Mr. Murnane and was elected as a director effective October 23, 2007.

     We have not engaged a third-party search firm to assist in identifying potential director candidates, but the Governance Committee may choose to do so in the future.

     Shareholder Proposals for Nominees. The Governance Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Governance Committee c/o the Secretary of Innovex and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the 1934 Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and (c) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made. As to each person the shareholder proposes to nominate, the written notice must also state: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person and (c) the class and number of shares of our capital stock beneficially owned by the person. To be considered, the written notice must be submitted in the time frame described under the caption “Shareholder Proposals for 2009 Annual Meeting” below.

Board Attendance at Board, Committee and Annual Shareholder Meetings

     The Board of Directors met seven times during fiscal year 2007. Each nominee who served as a director in fiscal year 2007 attended at least 66% of the meetings of the Board of Directors and any committee on which he served held during his term of service. We do not have a formal policy on attendance at meetings of our shareholders. However, we encourage all directors to attend all meetings, including the Annual Meeting of Shareholders. One director attended the 2007 Annual Meeting of Shareholders in person.

Communications with Directors

     Shareholders may communicate with the Board as a group, the chair of any committee of the Board of Directors or any individual director by sending an e-mail to chair.director@innovexinc.com or by directing the communication in care of the Corporate Secretary, at the address set forth on the front page of this proxy statement. All communications will be received and processed by the Corporate Secretary. You will receive a written acknowledgement from the Corporate Secretary upon receipt of your communication.

Code of Ethics

     We have adopted a Code of Ethics and Business Conduct that applies to all directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics and Business Conduct may be found on the “Investor Relations” section of our website, www.innovexinc.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee is comprised of Messrs. Ankeny (Chair), Roering and Andersen. In accordance with its Charter, the Audit Committee reviewed and discussed the audited financial statements with management and Grant Thornton LLP, our independent accountants. The discussions with Grant Thornton LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

     Grant Thornton LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Grant Thornton LLP.

     Based on the discussions with management and Grant Thornton LLP, the Audit Committee’s review of the representations of management and the report of Grant Thornton LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended September 29, 2007, filed with the Securities and Exchange Commission.

Submitted By The Audit Committee Of The Board Of Directors

Philip D. Ankeny (Chair)
D. Allen Andersen
Kenneth J. Roering

     The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the 1934 Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

     The following discussion and analysis describes our compensation objectives and policies as applied to the following executive officers who are referred to in this proxy statement as the Named Executive Officers:

  William P. Murnane, our Chief Executive Officer
  Douglas W. Keller, our Vice President, Finance
  Terry M. Dauenhauer, our Chief Operating Officer
  Keith Foerster, our Senior Vice President of Development and Sales
  E. Thomas Atchison, our Vice President and Managing Director of Innovex Thailand
  Dennis R. Huber, our former Vice President of Quality Systems and Six Sigma

     This section is intended to provide a framework within which to understand the actual compensation awarded to, earned or held by each Named Executive Officer during 2007, as reported in the compensation tables and accompanying narrative sections appearing on pages 11 to 15 of this proxy statement. Mr. Huber ceased serving as our Vice President of Quality Systems and Six Sigma on June 30, 2007.

Role of the Compensation Committee in the Compensation Process

     The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our Chief Executive Officer and our other executive officers. Among its other duties, the Compensation Committee approves the compensation and terms of employment of our Chief Executive Officer and our senior management. In addition, the Compensation Committee oversees all significant aspects our compensation plans and benefit programs. The Compensation Committee annually reviews and approves corporate goals and objectives for the Chief Executive Officer and other executive officers and evaluates their performance in light of these goals and objectives.

     The Compensation Committee has also been appointed by the Board of Directors to administer our 1994 Stock Option Plan. In carrying out its duties, the Compensation Committee participates in the design and implementation and ultimately reviews and approves specific compensation programs. For fiscal 2007, employees, including the Named Executive Officers, were eligible for cash bonuses depending upon our financial performance as compared to performance goals established by the Compensation Committee under what is referred to in this proxy statement as the 2007 Bonus Plan.

     Under its charter, the Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist it in performing its duties. While the Compensation Committee did not use the services of a compensation consultant in determining fiscal year 2007 compensation for the Named Executive Officers, the Compensation Committee may choose to do so in the future. In determining fiscal year 2007 compensation, the Compensation Committee reviewed a study and historical material provided by a compensation consultant that was engaged by the Committee to determine appropriate levels of executive compensation for fiscal year 2005. The Compensation Committee also reviewed certain compensation related information and recommendations from certain members of management, as described below. The consultant’s recommendations considered base salaries, bonus plans and stock option grants of peer companies, performance related to peer companies and stock option plan overhang.

     Role of Management in the Compensation Process

     In determining compensation for Named Executive Officers other than the Chief Executive Officer, the Compensation Committee solicits input from the Chief Executive Officer regarding the duties and responsibilities of the other executive officers and the results of performance reviews. The Chief Executive Officer also recommends to the Compensation Committee the base salaries for all Named Executive Officers, awards under the cash bonus compensation program, and the awards under the long-term equity program. In addition, the Chief Executive Officer recommended to the Compensation Committee the corporate financial performance goals under the 2007 Bonus Plan. From time to time, the Named Executive Officers are invited to attend meetings of the Compensation Committee. However, no Named Executive Officer attends any executive session of the Compensation Committee or is present during deliberations or determination of such Named Executive Officer’s compensation.

Objectives of Compensation Programs

     The Compensation Committees’ governing philosophy for determining compensation levels is designed to attract and retain the highest quality personnel possible consistent with Innovex’s resources and capabilities.

     For 2007, as with prior years, the Compensation Committee determined that base salaries should be targeted near the median of the market with cash bonuses at the target level and the value of long-term incentives from stock options also near the market median. Total compensation should only be in excess of the market median if warranted by performance.

     In determining Named Executive Officers’ annual base salary and target bonus compensation, the Compensation Committee considered our overall financial performance, the duties of the executive officer, the executive officer’s performance, the 2005 study of executive compensation, related compensation data and information for employees in various positions in Minnesota, Ohio and Thailand, and with respect to the executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer.

     In determining the number of stock options and therefore, the value of long-term equity compensation, the Compensation Committee reviews historical granting practice, option utilization, overhang and availability of shares under the 1994 Stock Option Plan for future grants, as well as the value of stock options for peer companies and the market median of that value. The Compensation Committee believes that long-term equity bonus compensation among the executive officers should be structured such that the executive officers in positions of increasing responsibility have an opportunity to receive a correspondingly larger portion of the overall value of long-term equity compensation for the year. The Compensation Committee believes that stock option grants to executive officers encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. The Compensation Committee believes that stock options help align management’s and shareholder’s interests in enhancing shareholder value. The Compensation Committee generally approves annual stock option grants in recognition of performance of executive officers for the prior fiscal year.

Design of Bonus Plans

     Consistent with its compensation philosophy and the objectives of annual cash bonus programs, the Compensation Committee adopted the 2007 Bonus Plan on October 18, 2006. Employees, including the Named Executive Officers participated in the 2007 Bonus Plan. The 2007 Bonus Plan has two components, corporate objectives and individual objectives. No Named Executive Officer was subject to individual objectives. The 2007 corporate objectives are performance targets relating to Innovex’ operating income excluding restructuring charges for fiscal year 2007 and Innovex’ operating cash flow excluding restructuring charges less capital expenditures for fiscal year 2007. The corporate objectives are weighted such that 75% of the bonus amount depends upon achievement of operating income and 25% of the bonus amount depends upon achievement of operating cash flow less capital expenditures. The Compensation Committee chose operating income excluding restructuring charges and operating cash flow excluding restructuring charges less capital expenditures because they are the most critical criteria measuring improvements to our operational and financial performance. Unless the target levels are achieved for the corporate objective, no participant in the 2007 Bonus Plan will receive a bonus relating to that corporate objective.

     If the target levels are achieved for both corporate objectives, the Named Executive Officer will receive a cash bonus as a percentage of his 2007 annual base salary, with the amount of the cash bonus proportionately increasing for achievement above the target levels up to the maximum level for both corporate objectives. The Compensation Committee set the target level for operating income excluding restructuring charges based on a fiscal 2007 operating plan showing a return to operating profitability excluding restructuring charges as compared to an operating loss in fiscal 2006. The maximum goal was set based on an optimistic fiscal 2007 operating plan reflecting the high end of forecasted potential revenue. The Compensation Committee set the target level for operating cash flow excluding restructuring charges less capital expenditures based on the fiscal 2007 operating plan with the maximum goal based on the optimistic fiscal 2007 operating plan. The Compensation Committee intended the target goal to be attainable but difficult to reach. The Committee set the maximum goals at a level that was thought to be possible to reach but not probable.

     On October 18, 2006, the Compensation Committee also established a deferred bonus plan (the “Deferred Bonus Plan”) as a retention tool in light of our ongoing corporate restructuring efforts. The Compensation Committee funded the Deferred Bonus Plan with $350,000 to be used for bonuses. Under the Deferred Bonus Plan, certain employees, including the Named Executive Officers except Mr. Huber, may earn cash bonuses based on their relative base salaries for fiscal year 2006 (excluding any bonus) in proportion to the pool. An employee will only receive a bonus under the Deferred Bonus Plan if the employee is employed by us in fiscal year 2006, at the end of fiscal year 2007, and at the time of payment of the bonus in fiscal year 2008.

Elements of In-Service Compensation

     The Compensation Committee followed the guiding principles outlined above in the development and administration of these elements of compensation of the Named Executive Officers while serving with us:

  Base salary
  Cash bonus
  Long-term equity compensation

     The Compensation Committee does not believe that personal benefits or perquisites (i.e. “perks”) are appropriate as a significant element of compensation for the Named Executive Officers. For 2007, the majority of the value of personal benefits to the Named Executive Officers was for housing provided to the Named Executive Officers while working in Thailand and the use of company-owned automobiles or automobile allowances. The Compensation Committee believes that providing housing and automobiles allows Innovex to attract talented management and other personnel, particularly to positions in Thailand.

     Base Salaries

     At its meeting in October 2006, the Compensation Committee approved increases to the base salaries of the Named Executive Officers effective for fiscal year 2007. The increases were based on market-related and internal equity adjustments, as well as executive officer’s performance. These base salaries were targeted near the median of base pay of similar executive officer employees in similar markets. The following table shows the base salaries for the Named Executive Officers for fiscal year 2007 as compared to fiscal year 2006:

			% Difference
	Fiscal Year	Fiscal Year	2007 as
	2006 Base	2007 Base	Compared to
Name	Salary	Salary	2006
William P. Murnane	$330,000	$360,000	9.09%
Douglas W. Keller	$160,000	$165,000	3.13%
Terry M. Dauenhauer	$224,000	$244,000	8.93%
Keith Foerster	$200,000	$215,000	7.50%
E. Thomas Atchison	$193,000	$206,000	6.74%
Dennis R. Huber	$168,500	$168,500	0%

     Cash Bonuses

     The cash bonus component of compensation is available to the Named Executive Officers through the 2007 Bonus Plan.

  If the corporate objectives for each of operating profit excluding restructuring charges and operating cash flow excluding restructuring charges less capital expenditures for the fiscal year were achieved at the target level in fiscal year 2007, Mr. Murnane would have earned 70% of his base salary, Mr. Dauenhauer and Mr. Foerster would have received 40% of their base salary and Mr. Keller, Mr. Atchison and Mr. Huber would have received 35% of their base salary as cash bonuses.

  If the corporate objectives for each of operating profit and operating cash flow less capital expenditures for the fiscal year were achieved at the maximum level in fiscal year 2007, Mr. Murnane would have earned 140% of his base salary, Mr. Dauenhauer and Mr. Foerster would have received 80% of their base salary and Mr. Keller, Mr. Atchison and Mr. Huber would have received 70% of their base salary as cash bonuses.

     Consistent with its overall compensation philosophy, the Compensation Committee ties cash bonus amounts to achievement of specific performance goals intended to improve our business and shareholder value.

     For 2007, our operating loss excluding restructuring was $18.5 million and our operating cash flow excluding restructuring less capital expenditures was ($16.6) million. Under the matrix associated with the 2007 Bonus Plan, our 2007 financial performance resulted in no cash bonuses to the Named Executive Officers.

     Under the terms of the Deferred Bonus Plan, all Named Executive Officers, other than Mr. Huber who was not employed by us at the end of fiscal year 2007, were eligible for cash bonuses which were paid on October 5, 2007. The following table shows the bonus amounts paid in fiscal year 2008 under the Deferred Bonus Plan:

Deferred Bonus
Name	Plan Amount
William P. Murnane	$75,719
Douglas W. Keller	$21,415
Terry M. Dauenhauer	$34,265
Keith Foerster	$30,593
E. Thomas Atchison	$25,832

     Long-Term Equity Compensation

     The long-term equity component of executive compensation is provided primarily through stock options that are generally granted to executive officers in connection with their initial employment and periodically upon review of compensation levels, past performance and future potential. Stock options have been awarded at an exercise price equal to the fair market value on the date of grant and therefore have value only if the price of our stock appreciates from the price on the date on which the stock options are granted. In this way, our executive officers and shareholders benefit equally from appreciation in our stock price. Stock options are awarded in a manner consistent with our objective to provide a long-term equity interest in us and to provide an opportunity for a greater financial reward if long-term performance is sustained. To encourage a long-term perspective, options generally vest equally over five years. The Compensation Committee’s policy is to grant all equity awards under shareholder approved equity compensation plans, such as our 1994 Stock Option Plan.

     In fiscal year 2007, the Compensation Committee granted stock options to purchase an aggregate of 474,250 shares of our common stock. Of these options granted in fiscal year 2007, options to purchase 210,000 shares were awarded to individuals who were Named Executive Officers. The following table shows the stock options granted to each Named Executive Officer in fiscal year 2007:

Number of Shares
Named Executive Officer	Underlying Options
William P. Murnane	70,000
Douglas W. Keller	30,000
Terry M. Dauenhauer	40,000
Keith Foerster	40,000
E. Thomas Atchison	30,000
Dennis R. Huber	-0-

Elements of Post-Termination Compensation

     We have entered into employment agreements with the Named Executive Officers that include provisions relating to severance and change in control benefits.

     The Compensation Committee believes that severance and change in control arrangements for the Named Executive Officers aid in the recruitment and retention of executive officers and provide bonuses for executive officers to grow our business and maintain focus on returning value to shareholders. The Compensation Committee believes that providing protection to executive officers whose employment is terminated in connection with a change in control strikes an appropriate balance among the interests of our executive officers and the interests of others in a change in control transaction.

     See “Executive Compensation – Employment Agreements with Named Executive Officers and Post-Employment Arrangements” in this proxy statement for a discussion of the terms of the employment agreements and the value of benefits payable under employment agreements.

Impact of Regulatory Requirements

     In determining our compensation policies and the programs and actions to be taken by us with respect to executive compensation, the Compensation Committee considers the impact of accounting rules, securities rules and tax rules. In particular, the Compensation Committee reviewed the requirements of Section 162(m) of the Internal Revenue Code that allows us an income tax deduction for certain compensation exceeding $1,000,000 paid in any taxable year to executive officers and, in structuring the Letter Agreements, the provisions of Section 280(G) that would subject certain excess parachute payment under Section 280G of the Internal Revenue Code to excise tax under Section 4999 of the Internal Revenue Code. We have not been limited in our deduction for compensation expenses under Section 162(m) of the Internal Revenue Code in 2007 or in any prior fiscal year.

     Our stock option grant policies have been impacted by the implementation of Statement of Financial Accounting Standards No 123R, Share-Based Payments (“SFAS 123R”), which we adopted in the first quarter of fiscal year 2006. Under this accounting standard, we are required to value unvested stock options granted prior to our adoption of SFAS 123R and stock options granted after the adoption of SFAS 123R using the fair value method and expense those amounts in our income statement over the stock option’s remaining vesting period. In light of the adoption of SFAS 123R, the Compensation Committee considered, and continues to evaluate, additional ways to align the value of equity compensation received by our employees with the accounting treatment of this equity compensation.

Summary Compensation Table

     The following table shows information concerning compensation earned for services in all capacities during the fiscal year for (i) William P. Murnane, our Chief Executive Officer; (ii) Douglas W. Keller, our Chief Financial Officer; (iii) the three other most highly compensated executive officers serving at the end of the fiscal year whose total compensation was at least $100,000, less the amount representing the change in pension value and nonqualified deferred compensation earnings and; (iv) the one additional person who would have been considered one of the three most highly compensated executive officers except that he was not serving as our executive officer at the end of fiscal year 2007 (together referred to as our “Named Executive Officers”).

				Non-Equity
				Bonus
			Option	Plan	All Other
		Salary	Awards	Compensation	Compensation
Name and Principal Position	Year	($)	($) (1)	($) (2)	($) (3)	Total ($)
William P. Murnane	2007	$351,923	$89,591	$75,719	$ 23,543	$540,776
Chief Executive Officer
Douglas W. Keller	2007	163,654	38,625	21,415	11,645	235,339
Vice President, Finance
Terry M. Dauenhauer	2007	238,615	63,901	34,265	25,500	362,281
Chief Operating Officer
Keith Foerster	2007	210,962	44,045	30,593	12,633	298,233
Senior Vice President,
Development and Sales
E. Thomas Atchison	2007	202,500	29,011	25,832	26,733	284,076
Vice President and Managing
Director, Innovex Thailand
Dennis R. Huber (4)	2007	127,458	22,972	—	179,955	330,385
Vice President, Quality
Systems and Six Sigma
____________________

(1)	Values expressed represent the actual compensation cost recognized by our company during fiscal 2007 for equity awards granted in 2007 and prior years as determined pursuant to Statement of Financial Accounting Standards No. 123, Share-Based Payment (“SFAS 123R”) utilizing the assumptions discussed in Note A, “Summary of Significant Accounting Policies – Stock-Based Compensation,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 29, 2007.
(2)	Represents bonuses paid to the Named Executive Officers under our Deferred Bonus Plan, which are reported for the year in which the related services were performed.
(3)	Includes the following amounts:

	Perquisites and Personal Benefits
		Automobile			Innovex
		Provision			Contribution
	Housing	or	Club Dues		to 401(k)	Total All Other
	Allowance	Allowance	and Fees	Severance	Plan	Compensation
William P. Murnane	—	$3,993	$12,535	—	$7,015	$23,543
Douglas W. Keller	—	6,270	—	—	5,375	11,645
Terry M. Dauenhauer	$13,512	6,639	—	—	5,349	25,500
Keith Foerster	—	5,857	—	—	6,776	12,633
E. Thomas Atchison	13,512	6,883	—	—	6,338	26,733
Dennis R. Huber (4)	—	3,046	—	$168,501	8,408	179,955

(4)	Mr. Huber ceased serving as our executive officer June 30, 2007. Therefore, salary amounts represent a partial year.

Grant of Plan-Based Awards in Fiscal 2007

     The following table sets forth certain information concerning plan-based awards granted to the Named Executive Officers during the fiscal year ended September 29, 2007.

		Estimated Future Payouts Under
		Non-Equity Bonus Plan Awards
					All Other
					Option
					Awards:		Grant Date
					Number of	Exercise or	Fair Value
					Securities	Base Price	of Stock
					Underlying	of Option	and Option
		Threshold	Target	Maximum	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#) (1)	($/Sh)	($) (2)
William P. Murnane	10/18/2006 (3)	$0	$252,000	$504,000	—	—	—
	10/18/2006 (4)	—	75,719	—	—	—	—
	10/18/2006	—	—	—	70,000	$2.405	$60,655
Douglas W. Keller	10/18/2006 (3)	0	57,750	115,500	—	—	—
	10/18/2006 (4)	—	21,415	—	—	—	—
	04/28/2007	—	—	—	30,000	1.855	19,848
Terry M. Dauenhauer	10/18/2006 (3)	0	97,600	195,200	—	—	—
	10/18/2006 (4)	—	34,265	—	—	—	—
	10/18/2006	—	—	—	40,000	2.405	34,660
Keith Foerster	10/18/2006 (3)	0	86,000	172,000	—	—	—
	10/18/2006 (4)	—	30,593	—	—	—	—
	10/18/2006	—	—	—	40,000	2.405	34,660
E. Thomas Atchison	10/18/2006 (3)	0	72,100	144,200	—	—	—
	10/18/2006 (4)	—	25,832	—	—	—	—
	10/18/2006	—	—	—	30,000	2.405	25,995
Dennis R. Huber	10/18/2006 (3)	0	58,975	117,950	—	—	—
____________________

(1)	Options vest and become exercisable in equal installments on the first five anniversaries of the date of grant.
(2)	Values expressed represent fair value of the award as determined pursuant to SFAS 123R utilizing the assumptions discussed in Note A, “Summary of Significant Accounting Policies – Stock-Based Compensation,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 29, 2007.
(3)	Represents bonuses that may have been earned by the Named Executive Officers under our 2007 Bonus Plan. No bonuses were earned under the 2007 Bonus Plan. For a description of the 2007 Bonus Plan, refer to refer to the information under the headings of Compensation Discussion and Analysis entitled “Design of Bonus Plans” and “Elements of In-Service Compensation – Cash Bonus,” respectively.
(4)	Represents bonuses that may have been earned by the Named Executive Officers under the Deferred Bonus Pool. For a description of the Deferred Bonus Plan, refer to the information under the headings of Compensation Discussion and Analysis entitled “Design of Bonus Plans.”

Outstanding Equity Awards at Fiscal Year End

     The following table sets forth certain information concerning equity awards outstanding to the Named Executive Officers at September 29, 2007.

	Option Awards				Stock Awards
		Number of
	Number of	Securities			Number of	Market Value
	Securities	Underlying			Shares or	of Shares or
	Underlying	Unexercised			Units of	Units of Stock
	Unexercised	Options (#)	Option	Option	Stock That	That Have
	Options (#)	Unexercisable	Exercise Price	Expiration	Have Not	Not Vested
Name	Exercisable	(1)	($)	Date (2)	Vested (#)	($)
William P. Murnane	10,000	—	$28.7500	10/17/2007	—	—
William P. Murnane	45,000	—	$11.5005	10/23/2008	—	—
William P. Murnane	37,672	—	$7.8125	10/21/2009	—	—
William P. Murnane	50,000	—	$13.0313	10/13/2010	—	—
William P. Murnane	30,000	—	$1.7500	10/11/2011	—	—
William P. Murnane	40,000	10,000	$1.9550	10/11/2012	—	—
William P. Murnane	30,000	20,000	$9.7950	1/21/2014	—	—
William P. Murnane	22,000	33,000	$4.4000	10/15/2014	—	—
William P. Murnane	11,000	44,000	$3.0600	10/19/2015	—	—
William P. Murnane	—	70,000	$2.4050	10/18/2016	—	—
Douglas W. Keller	5,000	—	$28.7500	10/17/2007	—	—
Douglas W. Keller	10,000	—	$11.5005	10/23/2008	—	—
Douglas W. Keller	5,500	—	$7.8125	10/21/2009	—	—
Douglas W. Keller	5,800	—	$13.0313	10/13/2010	—	—
Douglas W. Keller	6,000	—	$1.7500	10/11/2011	—	—
Douglas W. Keller	7,000	2,000	$1.9550	10/11/2012	—	—
Douglas W. Keller	6,000	4,000	$9.7950	1/21/2014	—	—
Douglas W. Keller	6,000	9,000	$4.4000	10/15/2014	—	—
Douglas W. Keller	4,000	16,000	$3.0600	10/19/2015	—	—
Douglas W. Keller	—	30,000	$1.8550	4/25/2017	—	—
Douglas W. Keller	—	—	—		6,666	$8,266
Terry M. Dauenhauer	30,000	20,000	$8.9000	11/20/2013	—	—
Terry M. Dauenhauer	20,000	30,000	$4.4000	10/15/2014	—	—
Terry M. Dauenhauer	7,000	28,000	$3.0600	10/19/2015	—	—
Terry M. Dauenhauer	—	40,000	$2.4050	10/18/2016	—	—
Keith Foerster	5,000	—	$28.7500	10/17/2007	—	—
Keith Foerster	10,000	—	$11.5005	10/23/2008	—	—
Keith Foerster	6,000	—	$7.8125	10/21/2009	—	—
Keith Foerster	10,000	—	$13.0313	10/13/2010	—	—
Keith Foerster	9,000	—	$1.7500	10/11/2011	—	—
Keith Foerster	12,000	4,000	$1.9550	10/11/2012	—	—
Keith Foerster	8,000	2,000	$7.5400	4/11/2013	—	—
Keith Foerster	7,500	5,000	$9.7950	1/21/2014	—	—
Keith Foerster	8,000	16,000	$4.4000	10/15/2014	—	—
Keith Foerster	8,000	32,000	$3.0600	10/19/2015	—	—
Keith Foerster	—	40,000	$2.4050	10/18/2016	—	—
E. Thomas Atchison	27,000	18,000	$4.0250	9/1/2014	—	—
E. Thomas Atchison	9,000	36,000	$3.0600	10/19/2015	—	—
E. Thomas Atchison	—	30,000	$2.4050	10/18/2016	—	—
Dennis R. Huber (3)	—	—	—	—	—	—
____________________

(1)	Options vest and become exercisable in equal installments on the first five anniversaries of the date of grant.
(2)	The expiration date of each option is the ten-year anniversary of the date of grant of such option.
(3)	Mr. Huber’s employment was terminated on June 30, 2007 and at September 29, 2007 all options held by Mr. Huber had terminated by their terms.

2007 Option Exercises and Stock Vested

     The following table sets forth certain information concerning options exercised and stock vested during fiscal 2007 for the Named Executive Officers.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)(1)
William P. Murnane	—	—	—	—
Douglas W. Keller	—	—	3,334	5,734
Terry M. Dauenhauer	—	—	—	—
Keith Foerster	—	—	—	—
E. Thomas Atchison	—	—	—	—
Dennis R. Huber	—	—	—	—
____________________

(1)	Represents the number of shares vested multiplied by the fair market value of our common stock on the date of vesting.

Employment Agreements with Named Executive Officers and Post-Employment Arrangements

     Employment Agreement with Messrs. Murnane, Dauenhauer and Foerster

     On October 19, 2005, the Compensation Committee of the Board of Directors approved, and recommended that the Board of Directors approve, an employment agreement with William P. Murnane relating to his service as President and Chief Executive Officer of Innovex. Also on October 19, 2005, the independent directors of the Board of Directors approved the Agreement. Mr. Murnane has served as our President and Chief Executive Officer since January 19, 2000. Effective February 16, 2006, we entered into an employment agreement with Keith Foerster as our Senior Vice President, Development and Sales. Effective February 16, 2006, we entered into a similar employment agreement with Terry Dauenhauer as our Senior Vice President and Chief Operating Officer. The employment agreements with Messrs. Dauenhauer and Foerster were approved by the Compensation Committee and the Board of Directors. The only differences in the employment agreements of each of Messrs. Murnane, Foerster and Dauenhauer is the effective date of the employment agreement, the annual base salary and the length of the period of salary continuation payments following a change of control. The employment agreements are referred to collectively in this section as the “Employment Agreements.”

     The terms “cause,” “change in control,” and “good reason,” used in the Employment Agreements are defined as follows with the term “Employee” referring to the executive officer party thereto and the “Company” refers to Innovex:

Term	Definition
Good Cause	Good Cause shall exist if the Employee has (a) engaged in theft, embezzlement, other act of dishonesty, moral turpitude, or any willful violation of the Securities Exchange Act of 1934, as amended; (b) materially breached any of his obligations under this Agreement; or (c) engaged in gross mismanagement or gross negligence in the performance of his duties hereunder. With respect to (b) and (c), Employee shall be given written notice of the facts believed to constitute grounds for termination and a 30-day period in which to cure those grounds to the satisfaction of the Board.

Good Reason	Good Reason shall exist if the Employee experiences (a) a material reduction in his compensation or responsibilities (except if such change is made available as reasonable accommodation in the event of Employee’s Disability or other inability to perform his duties due to a physical or mental condition) or (b) a requirement that he relocate to a workplace more than 50 commuting miles from his principal residence, provided however that Good Reason shall not exist following a Change in Control if the Employee retains responsibility for a division, subsidiary or other operational unit or entity that is substantially similar to or larger than Innovex as it existed prior to the Change in Control.

Term	Definition
Change in Control	A Change in Control shall be deemed to have occurred if any of the following occur:

	(1)	Any “Person” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the Exchange Act)) acquires or becomes a beneficial owner (as defined in Rule 13d-3 or any successor rule), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (Voting Securities) or 20% or more of the outstanding shares of common stock of the Company (Common Stock), provided, however, that the following shall not constitute a Change in Control:

(a) any acquisition or beneficial ownership by the Company or a subsidiary of the Company;
(b) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries;

	(2)	Continuing Directors shall not constitute a majority of the members of the Board of Directors of the Company. Continuing Directors shall mean: (a) individuals who, on the date hereof, are directors of the Company, (b) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board of Directors of the Company, or (c) any individual elected or appointed by the Board of Directors of the Company to fill vacancies on the Board of Directors of the Company caused by death or resignation (but not by removal) or to fill newly-created directorships, provided that a Continuing Director shall not include an individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the threatened election or removal of directors (or other actual or threatened solicitation of proxies or consents) by or on behalf of any person other than the Board of Directors of the Company;

	(3)	Consummation of a reorganization, merger or consolidation of the Company (other than a merger or consolidation with a subsidiary of the Company), unless immediately following such reorganization, merger or consolidation, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Common Stock immediately prior to such reorganization, merger or consolidation beneficially own, directly or indirectly, 51% or more respectively of (a) the combined voting power of the then outstanding Voting Securities entitled to vote generally in the election of directors, and (b) the then outstanding shares of Common Stock of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership of the Voting Securities and Common Stock, as the case may be, immediately prior to such reorganization, merger or consolidation; or

	(4)	Consummation of a liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a wholly-owned subsidiary of the Company.

Notwithstanding anything stated above, a Change of Control event shall not be deemed to occur with respect to the Employee if the acquisition or beneficial ownership of the 20% or greater interest referred to in (1) is by the Employee or a group, acting in concert, that includes the Employee or a majority of the then combined voting power of the then outstanding Voting Securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall, immediately after a reorganization, merger, consolidation or disposition of assets referred to in (3) or (4) of this definition, be beneficially owned, directly or indirectly, by the Employee or by a group, acting in concert, that includes the Employee.

Term	Definition
Disability	The Employee’s Disability shall occur if he becomes unable to substantially, with or without reasonable accommodation, perform his duties under this Agreement, by reason of any medically determinable physical or mental impairment, for at least 180 consecutive days. The existence of a Disability will be determined pursuant to the standards for entitlement for long-term disability benefits set forth in Innovex’s Long-Term Disability Plan.

     Pursuant to the respective Employment Agreements, Mr. Murnane will serve as our President and Chief Executive Officer, Mr. Dauenhauer will serve as our Chief Operating Officer and Mr. Foerster will serve as our Senior Vice President, Development and Sales. For fiscal year 2007, the Compensation Committee set base salaries at $360,000 for Mr. Murnane, $244,000 for Mr. Dauenhauer, and $215,000 for Mr. Foerster.

     Under the Employment Agreements, the executive officers are also eligible for a bonus award pursuant to a bonus plan determined by the Board of Directors and subject to the terms of the applicable bonus plan. Any bonus awarded may take the form of cash or stock options, or a combination thereof, and must be paid within the two and a half months following the end of the fiscal year. All bonus awards are subject to the executive officer’s continued employment with us through the last day of the fiscal year upon which the bonus is based, except where the executive officer’s employment is terminated by us for good cause or by the executive officer for good reason. We will also reimburse or advance the executive officers their ordinary business expenses and provide the executive officers with an annual vehicle allowance. The executive officers are also eligible for such other employee benefits as are applicable to our other employees.

     If the executive officer terminates his employment for good reason or if we terminate the executive officer’s employment for other than good cause and such termination is not related to a change in control, the executive officer will continue to be paid his regular salary and employee benefits for 12 months after the date of termination of employment. If an executive officer’s employment was terminated by the executive for good reason or by us without cause as of September 29, 2007, we estimate that the value of the benefits under the Employment Agreements would have been as follows based upon his base salary for fiscal year 2007:

	Termination By Executive for Good Reason
	or
	Termination By Company Without Good Cause
Executive Officer	Base Salary Payments	Value of Employee Benefits (1)
William P. Murnane	$360,000	$9,588
Terry M. Dauenhauer	$244,000	$5,775
Keith Foerster	$215,000	$-0-
____________________

(1)	Consists of the Company paid portion of the group health and dental insurance premiums..

     If the executive officer’s employment is terminated without good cause or the executive officer resigns for good reason within 12 months following a change of control, the executive officer will receive continuation of his base salary, payment of the employer share of his group health and dental premiums and immediate 100% vesting of any unvested stock options. The change of control benefits are contingent upon the executive officer not resigning within 90 days following a change of control. For Mr. Murnane the period of these salary continuation benefits and continued payment of insurance premiums is 18 months. For Messrs. Dauenhauer and Foerster, the period is 12 months. If triggering events described above and termination of the executive officer’s employment had occurred as of September 29, 2007, we estimate that the value of the benefits under the Employment Agreements would have been as follows based upon his salary for fiscal year 2007 and stock options holdings at September 29, 2007:

	Termination Without Cause or For Good Reason
	Within 12 Months of a Change in Control
			Value of
	Salary		Accelerated
	Continuation	Insurance	Vesting of Stock
Executive Officer	Payments	Premiums	Options (1)
William P. Murnane	$540,000	$14,382	$-0-
Terry M. Dauenhauer	$244,000	$5,775	$-0-
Keith Foerster	$215,000	$-0-	$-0-
____________________

(1)	Value based on a share price of $1.24, which was the closing sales price for a share of our common stock on the Nasdaq Global Market on September 28, 2007, the last trading day of our fiscal year. Value of accelerated stock options is determined using the difference between that closing share price and the applicable option exercise price multiplied by the number of option shares whose exercisability is accelerated. As noted above, there was n value at September29, 2007 from the acceleration of stock options. At September 29, 2007, the options held by the above Named Executive officers were not in-the-money as they have an exercise price less than the $1.24 per share price of our common stock on September 29, 2007.

     If the executive officer’s employment is terminated by reason of the executive officer’s disability, the executive officer will receive those benefits available to him under disability plans sponsored by us, except that if the executive officer is covered under a group short-term disability plan, we will continue to pay the executive officer 40% of his base salary for the duration of the short-term disability period and if the executive officer is covered by a long-term disability plan, we will not make any additional payments to the executive officer. At September 29, 2007, Messrs. Murnane, Dauenhauer and Foerster were covered by both our group short-term disability plan and our group long-term disability plan. If the executive officer’s employment terminates by reason of his death, the executive officer’s estate will be entitled to the biweekly installment of his base salary otherwise due and payable at the end of the biweekly period in which the executive officer dies.

     All severance, change of control or other salary continuation benefits will be reduced by other benefits payable to the executive officer by us and any unemployment benefits received by the executive officer and will be subject to the executive officer entering into a standard release agreement in favor of Innovex and subject to the executive officer’s compliance with his obligations as to our confidential information, assignment of inventions, non-competition, non-solicitation and non-interference.

     Employment Agreements with Other Executive Officers

     We have also entered into employment agreements with Mr. Atchison, our Vice President and Managing Director, Innovex Thailand and Mr. Keller, our Chief Financial Officer. These agreements contain substantially similar provisions. For the purposes of the employment agreements with Messrs. Atchison and Keller, the following defined terms have the following meanings:

Term	Definition
Cause
  The Employee is indicted or an information claim is brought against him alleging the commission of a felony or any misdemeanor arising out of a theft, embezzlement, other act of dishonesty, moral turpitude, or any willful violation of the Securities Exchange Act of 1934, as amended; or
  The Employee breaches any of his obligations under this Agreement; or
  Gross mismanagement.

Change in Control	As used in this Agreement, a “Change in Control” shall mean a Change in Control which would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), whether or not Innovex is then subject to such reporting requirements and which does not arise from a transaction or a series of transactions authorized, recommended or approved by formal action taken by the Board, including, without limitation, if:
  Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), other than Innovex’s officers and directors as a group, directly or indirectly, of securities of Innovex representing 20% or more of the combined voting power of Innovex’s then outstanding securities; or

Term	Definition

  There ceases to be a majority of the Board comprised of individuals described below.

For purposes of this Subsection 3.3 only, the “Board” shall mean: (a) individuals who on the date hereof constituted the Board of Innovex; and (b) any new director who subsequently was elected or nominated for election by a majority of the directors who held such office immediately prior to a Change in Control.

Total Disability	“Total Disability” shall occur if Employee becomes unable to substantially perform his duties under this Agreement by reason of any medically determinable physical or mental impairment which is expected to last for a continuous period of 12 months or more or is likely to result in death.
Constructive Termination	Material reduction in salary or employment responsibilities without the consent of the Employee.

     These employment agreements with Messrs. Atchison and Keller provide that each will serve as our employee at a base salary that will be reviewed at least once per year, with stock options and bonuses to be granted to the executive officer in the discretion of management and the Board of Directors.

     The employment agreements also provide that Mr. Atchison and Mr. Keller will be entitled to a lump sum cash severance payment of 12 months’ base salary at the time of termination in the event of involuntary termination other than for cause, termination of our operations due to bankruptcy or insolvency, total disability of the executive officer, a change in control of Innovex or constructive termination. If Mr. Atchison or Mr. Keller’s employment were terminated as of September 29, 2007 because of an involuntary termination other than for cause, termination of our operations due to bankruptcy or insolvency, total disability of the executive officer, or constructive termination, we estimate that the value of the benefits under the employment agreement with Messrs. Atchison and Keller would have been as follows based upon his salary for fiscal year 2007:

Cash Severance Payment for
Termination Without a
Executive Officer	Change In Control
E. Thomas Atchison	$206,000
Douglas W. Keller	$165,000

     Moreover, under the 1994 Stock Option Plan, new options may be substituted for the options granted under the 1994 Stock Option Plan, or our duties as to options outstanding under the 1994 Stock Option Plan may be assumed by a corporation other than Innovex, or by a parent or subsidiary of Innovex or such other corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which we are involved. If new options are not substituted for outstanding options or the options are not assumed by any successor entity, the options granted under the 1994 Stock Option Plan will terminate and thereupon become null and void upon the occurrence of certain triggering events provided, however, that each optionee shall have the right within a 30-day period prior to or concurrently with such event to exercise any unexpired option granted under the 1994 Stock Option Plan without regard to any installment exercise restrictions. The triggering events under the 1994 Stock Option Plan include (i) dissolution or liquidation of Innovex, or similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where we will not be a surviving entity or (iii) a transfer of substantially all of our assets or more than 80% of the outstanding common stock. All of the stock options held by Messrs. Atchison and Keller were granted under the 1994 Stock Option Plan.

     For the purposes of determining the post-termination compensation to Messrs. Atchison and Keller, we have assumed that an event occurs at September 29, 2007 that constitutes a “change in control” under their employment agreements and that constitutes a triggering event under the 1994 Stock Option Plan that entitles Messrs. Atchison and Keller to exercise all stock options on September 29, 2007 regardless of vesting restrictions. If triggering events described above and termination of the executive officer’s employment had occurred as of September 29, 2007, we estimate that the value of the benefits under the employment agreement with Messrs. Atchison and Keller would have been as follows based upon his salary for fiscal year 2007 and stock option holdings at September 29, 2007:

	Termination in Connection with a
	Change In Control and Triggering Event
	under the 1994 Stock Option Plan
		Value of Accelerated Vesting
Executive Officer	Cash Severance Payment	of Stock Options (1)
E. Thomas Atchison	$206,000	$-0-
Douglas W. Keller	$165,000	$-0-
____________________

(1)	Value based on a share price of $1.24, which was the closing sales price for a share of our common stock on the Nasdaq Global Market on September 28, 2007, the last trading day of our fiscal year. Value of accelerated stock options is a determined using the difference between that closing share price and the applicable option exercise price multiplied by the number of option shares whose exercisability is accelerated. As noted above, there was n value at September29, 2007 from the acceleration of stock options. At September 29, 2007, the options held by the above Named Executive officers were not in-the-money as they have an exercise price less than the $1.24 per share price of our common stock on September 29, 2007.

     Each executive officer has agreed that he will remain in the employee of Innovex for a period of ninety days following a change in control. Each executive officer may terminate the employment agreement by giving us ninety days’ written notice, but the executive officer will not receive any severance or post-termination compensation in the event of a voluntary termination. During the ninety-day notice period, the executive officer will provide all reasonable aid and assistance in hiring, training, and introducing his replacement as may be requested by us and will undertake such other responsibilities as we may direct. We may shorten or waive entirely the notice period at our sole discretion.

     The employment agreements also prohibit disclosure of confidential information concerning Innovex and require disclosure of, and assignment of, inventions, discoveries and other works relating to the employment of these executive officers. The employment agreements contain a covenant not to compete with us at any time during employment with us and for a period of 6 months after employment is terminated.

     We also have entered into an employment agreement with Mr. Huber, our former Vice President, Quality Systems and Six Sigma, that is similar to our agreement with Mr. Atchison. Because of the termination of Mr. Huber’s employment on June 30, 2007 for a reason other than for cause, termination of our operations due to bankruptcy or insolvency, total disability, a change in control or constructive termination, we were obligated to pay Mr. Huber a lump sum cash severance payment of 12 months’ salary. Mr. Huber’s cash severance payment amount was $ 168,501.

DIRECTOR COMPENSATION

     Non-employee directors receive compensation through one of two compensation plans: a cash payment plan or a equity payment plan. The non-employee director must select a compensation plan prior to election or reelection each year. For fiscal year 2007, all non-employee directors selected the equity payment plan.

     Non-employee directors selecting the equity compensation plan will receive an option to purchase 15,000 shares, as well a monthly retainer of $1,000 per month. Non-employee directors selecting the cash payment option will be paid a monthly retainer of $1,000 and an annual retainer of $7,000, as well as meeting fees of $1,000 for each Board of Directors meeting attended and $500 for each committee meeting attended. In addition, each non-employee director selecting the cash payment option will receive an automatic grant of options to purchase 1,000 shares of common stock at an exercise price equal to the fair market value of such common stock on the date on which such director is re-elected. Mr. Buhrmaster was appointed as lead director on January 17, 2007 and as compensation for this additional director service, he received $2,500 in additional monthly retainer for the months of January through September 2007.

     Additionally, any non-employee director elected for the first time by the shareholders or the Board of Directors will receive an option to purchase 20,000 shares of common stock at an exercise price equal to the fair market value of such common stock on the date on which such director is elected. These options will be in addition to any other option grant to the non-employee director under the cash payment plan or equity payment plan. Any director who is first elected during a particular year and not at an annual meeting shall receive a pro-rata amount of the retainer and meeting fees for the year in which such director is elected. On October 2, 2006, the date of his appointment to the Board of Directors, Mr. Andersen received a ten-year option to purchase 20,000 shares of common stock at an exercise price of $2.17, the fair market value of a share of common stock on that date. The options vest and become exercisable on the six-month anniversary of the date of grant.

     The following table shows for fiscal year 2007, the cash and other compensation paid by us to each of our Board members:

	Fees Earned or
	Paid in Cash	Option Awards	All Other	Total
Name	($) (1)	($) (2)	Compensation ($)	($)
D. Allen Andersen	12,000	28,159	—	40,159
Philip D. Ankeny	12,000	12,413	—	24,413
Robert C. Buhrmaster	32,000	12,413	—	44,413
Kenneth J. Roering	12,000	12,413	—	24,413
____________________

(1)	Represents cash retainer for fiscal year 2007 as described above.
(2)	Values expressed represent the actual compensation cost recognized by our company during fiscal 2007 for equity awards granted in 2007 and in prior years as determined pursuant to SFAS 123R utilizing the assumptions discussed in Note A, “Summary of Significant Accounting Policies – Stock-Based Compensation” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 29, 2007.

     William P. Murnane, who is a director and an executive officer, received no compensation for Board or committee service during fiscal 2007.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee has reviewed and discussed the section of this proxy statement entitled Compensation Discussion and Analysis (the “CD&A”) for the year ended September 29, 2007 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the CD&A be included in the proxy statement for the 2008 Annual Meeting of Shareholders for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee of the Board of Directors

Kenneth J. Roering (Chair)
D. Allen Andersen
Robert C. Buhrmaster

     The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the 1934 Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

     Since the beginning of 2007, we have not entered into any transaction and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

     The charter of our Audit Committee provides that the Audit Committee is responsible for reviewing and approving the terms and conditions of all of transactions we enter into in which an officer, director or 5% or greater shareholder or any affiliate of these persons has a direct of indirect material interest. Our Code of Ethics and Business Conduct, which is applicable to all of our employees and directors, also prohibits our employees, including our executive officers, and our directors from engaging in conflict of interest transactions. Requests for waivers by our executive officers and directors from the provisions of, or requests for consents by our executive officers and directors under, our Code of Ethics and Business Conduct must be made to the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. The insiders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file, including Forms 3, 4, and 5.

     To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended September 29, 2007, all Section 16(a) filing requirements applicable to our insiders were complied with.

PROPOSAL 2:
APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has reappointed Grant Thornton LLP as our independent registered public accountants for the current year. Although shareholder approval is not required, it is the policy of the Board of Directors to request shareholder ratification of the appointment or reappointment of independent registered public accountants.

     The Board of Directors recommends that the shareholders vote “for” the proposal to approve the reappointment of Grant Thornton LLP, and the endorsed proxy will be so voted unless a contrary vote is indicated. In the event the shareholders do not approve the reappointment of Grant Thornton LLP, the Audit Committee will make another appointment to be effective at the earliest possible time.

     Grant Thornton LLP, independent registered public accountants, served as our independent registered public accountants for the fiscal year ended September 29, 2007. The Audit Committee has selected Grant Thornton LLP to serve as our auditors for the year ended September 27, 2008.

     Representatives of Grant Thornton LLP will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so. In addition, representatives will be available to respond to appropriate questions.

     Approval of Proposal 2: Appointment of Grant Thornton LLP requires the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on Proposal 2 or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC
ACCOUNTANTS.
___________________________

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Audit Committee has selected Grant Thornton LLP as its independent registered public accounting firm for its fiscal year ending September 29, 2007. The Audit Committee has selected Grant Thornton LLP to serve as our independent registered public accounting firm for the year ending September 29, 2007.

Accountant Fees and Services

     The following is an explanation of the fees billed to us by Grant Thornton LLP for professional services rendered during the fiscal years ended September 29, 2007 and September 30, 2006, which totaled $325,856 and $327,944, respectively.

     Audit Fees. The aggregate fees billed to us for professional services related to the audit of our annual financial statements, review of financial statements included in our Form 10-Q, or other services normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements for the fiscal years ended September 29, 2007 and September 30, 2006 totaled $162,924 and $155,271, respectively.

     Audit-Related Fees. The aggregate fees billed to us for professional services for assurance and related services by Grant Thornton LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees,” including statutory filings, accounting consultations and the audit of management’s assessment of internal controls for the fiscal years ended September 29, 2007 and September 30, 2006 totaled $125,842 and $137,316, respectively.

     Tax Fees. The aggregate fees billed to us by Grant Thornton LLP for professional services related to tax compliance, tax advice, and tax planning, for the fiscal years ended September 29, 2007 and September 30, 2006 totaled $23,599 and $21,740, respectively.

     All Other Fees. The aggregate fees billed to us by Grant Thornton LLP for professional services or products not previously disclosed for the fiscal years ended September 29, 2007 and September 30, 2006, including pension plan audits, SEC comment response support and Thailand Board of Investment filings, totaled $13,491 and $13,617, respectively.

Audit Committee Pre-Approval Procedures

     We have adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $10,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting. The Audit Committee may not delegate its pre-approval authority for any services rendered by our independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to our management. Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

     All of the services described above for fiscal year 2007 were pre-approved by the Audit Committee or a member of the Committee before Grant Thornton LLP was engaged to render the services.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

     Any shareholder desiring to submit a proposal for action at the 2009 Annual Meeting of Shareholders to be held on or about January 20, 2009 and presentation in our proxy statement with respect to such meeting should arrange for such proposal to be delivered to our offices, 3033 Campus Drive, Suite E180, Plymouth, MN 55441, addressed to William P. Murnane, no later than September 22, 2008 in order to be considered for inclusion in our proxy statement relating to the meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the 1934 Act, rules and regulations of the Commission and other laws and regulations to which interested persons should refer.

     Pursuant to Rule 14a-4(c)(1) of the 1934 Act, if a proponent of a proposal fails to notify us at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, then we will be allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to our 2009 Annual Meeting of Shareholders, if we are not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in our proxy statement, by October 31, 2008, we will be allowed to use its voting authority as described above.

OTHER BUSINESS

     The Board of Directors knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be properly presented. Our Annual Report for the past fiscal year is enclosed herewith and contains our financial statements for the fiscal year ended September 29, 2007. A copy of Form 10-K, the annual report filed by us with the Commission, will be furnished without charge to any shareholder who requests it in writing from us at the address noted on the first page of this proxy statement.

By Order of the Board of Directors,

William P. Murnane, Chairman of the Board

3033 CAMPUS DRIVE
SUITE# E180
PLYMOUTH, MN 55441

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Innovex, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Innovex, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	INNVX1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
INNOVEX, INC.

Vote on Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE AND EACH PROPOSAL.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1.	ELECTION OF DIRECTORS
01) D. Allen Andersen 02) Robert C. Buhrmaster 03) Philip D. Ankeny	04) Terry M. Dauenhauer 05) William P. Murnane	☐	☐	☐
Vote on Proposal						For	Against	Abstain

2.	PROPOSAL TO RATIFY APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.					☐	☐	☐

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY W1LL BE VOTED FOR EACH NOMINEE AND FOR EACH OTHER PROPOSAL.

Please sign name(s) exactly as shown at right. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

PROXY

INNOVEX, INC.

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 15, 2008

Solicited by the Board of Directors for use at the Annual Meeting

     The undersigned hereby appoints William P. Murnane as attorney and proxy with full power of substitution and hereby authorizes him to represent the undersigned at the Annual Meeting of Shareholders to be held at the Company's headquarters in Plymouth, Minnesota on January 15, 2008 at 3:30 p.m. Plymouth, Minnesota time, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated on the reverse side, all shares of common stock of Innovex, Inc, held of record by the undersigned at the close of business on November 30, 2007, and which the undersigned would be entitled to vote at such Annual Meeting, hereby revoking all former proxies.

     This proxy, if properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy wlll be voted FOR each nominee named in Proposal 1 and FOR Proposal 2. Please sign, date and detach above and return this proxy form using the envelope provided.

SEE REVERSE SIDE FOR VOTING INSTRUCTIONS